UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2013 (October 11, 2013)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On October 11, 2013, the SM Energy Company (the “Company”) issued a press release announcing that the Company has scheduled a teleconference on October 30, 2013, to discuss its earnings for the third quarter of 2013 and certain other operational matters. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
On October 11, 2013, the Company issued a press release announcing that the Company's Board of Directors approved a semi-annual cash dividend of $0.05 per share of common stock outstanding. The dividend will be paid on November 6, 2013, to stockholders of record as of the close of business on October 25, 2013. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:
	Exhibit 99.1	Press release of SM Energy Company dated October 11, 2013, entitled “SM Energy Schedules Third Quarter 2013 Earnings Conference Call”
	Exhibit 99.2	Press release of the SM Energy Company dated October 11, 2013, entitled “SM Energy Declares Semi-Annual Cash Dividend”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	October 11, 2013	By:	/s/ PATRICK A. LYTLE
Patrick A. Lytle
Financial Reporting Manager and Assistant Secretary